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                       FIFTH AMENDMENT TO CREDIT AGREEMENT
                                       AND
                              FORBEARANCE AGREEMENT

         This Fifth Amendment to Credit Agreement and Forbearance Agreement (this "Amendment") is made and entered into as of June 1, 2001, by and among THE CHASE MANHATTAN BANK, a New York state banking association, formerly known as CHASE BANK OF TEXAS, N.A., a national banking association ("Lender"), TIDEL ENGINEERING, L.P. ("Borrower"), a Delaware limited partnership, and TIDEL TECHNOLOGIES, INC., a Delaware corporation ("Ultimate Parent").

                                R E C I T A L S:
                                --------------- -

         A. On April 1, 1999, Lender, Borrower, and Ultimate Parent entered into that certain Credit Agreement (including all amendments thereto, the "Credit Agreement") pursuant to which Lender agreed to make loans and advances (collectively the "Loans") to Borrower and Ultimate Parent in accordance with the terms thereof. Lender, Borrower and Ultimate Parent entered into that certain First Amendment to Credit Agreement, effective as of September 30, 1999, that certain Second Amendment to Credit Agreement, effective as of September 8, 2000; that certain Third Amendment to Credit Agreement, effective as of September 8, 2000; and that certain Fourth Amendment to Credit Agreement, effective as of November 28, 2000.

         B. The Loans are evidenced by that certain Revolving Credit Note dated November 28, 2000 in the stated principal amount of $10,000,000.00, and that certain Term Note of even date with the Credit Agreement, in the stated principal amount of $544,000.00, each bearing interest and being payable to the order of Lender as therein provided (collectively, the "Notes"). The Credit Agreement, the Notes and the documents, instruments and agreements executed in connection therewith are collectively referred to herein as the "Loan Documents".

         C. Borrower and Ultimate Parent have requested Lender to consent to a temporary increase in the cap on the Eligible Inventory component of the Borrowing Base, from $2,500,000 to $3,500,000, so long as the Eligible Inventory component of the Borrowing Base does not exceed the Eligible Receivables component of the Borrowing Base.

         D. Lender, at the request of Borrower and Ultimate Parent, for good and valuable consideration, is willing to enter into this Amendment and to consent to the temporary increase in the cap on the Eligible Inventory component of the Borrowing Base, from $2,500,000 to $3,500,000, so long as the Eligible Inventory component of the Borrowing Base does not exceed the Eligible Receivables component of the Borrowing Base.

         E. An Event of Default has occurred under the Credit Agreement by reason of the occurrence of a "Default", as such term is defined in the Credit Card Center Promissory Note (the "Specific Event of Default").

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         F. Borrower and Ultimate Parent have requested that Lender agree to forbear temporarily from exercising Lender's rights and remedies under the Credit Agreement in response to the Specific Event of Default.

         G. Lender has agreed to forbear temporarily, as set forth in this Forbearance Agreement, subject to the terms and conditions of this Amendment.

                               A G R E E M E N T:
                                -----------------

         NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Ultimate Parent, and Lender hereby agree to the Recitals stated above and further covenant and agree as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

         2. Borrowing Base. Clause (b) of the definition of "Borrowing Base" in
Section 1.1 of the Credit Agreement is hereby amended, on a temporary basis for the limited period of time beginning effective June 1, 2001 and ending on August 31, 2001, to read in its entirety as follows:

                  "(b)     the least of

                           (i)   fifty percent (50%) of the Eligible Inventory,

                           (ii) Three Million Five Hundred Thousand Dollars ($3,500,000), and

                           (iii) one hundred percent (100%) of the amount
                  determined at any time and from time to time by the calculation in clause (a) above (it being the intention of the parties that the dollar contribution to the Borrowing Base based on the percentage of Eligible Inventory will not exceed the dollar contribution to the Borrowing Base that is based on the percentage of Eligible Receivables)."

Beginning September 1, 2001, and continuing thereafter, the above clause (b) of the definition of "Borrowing Base" will read as it did prior to giving effect to this Amendment.

         3. Borrowing Base Certificate. Exhibit H to the Credit Agreement, the form of Borrowing Base Certificate, is hereby is hereby amended, on a temporary basis for the limited period of time beginning effective June 1, 2001 and ending on August 31, 2001, to read in its entirety as set forth on Exhibit H attached hereto. Beginning September 1, 2001, and continuing thereafter, the form of the Borrowing Base Certificate will be as it existed prior to giving effect to this Amendment.

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         4. Conditions Precedent to Consent to Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

                  (1) The representations and warranties contained herein and in all Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof;

                  (2) No Event of Default by Borrower or Ultimate Parent under the Loan Documents, as amended hereby, as of the date hereof, shall have occurred and be continuing and no event or conditions shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default by Borrower or Ultimate Parent under the Loan Documents, as amended hereby, as of the date hereof, unless such Event of Default is covered by the forbearance provisions set forth in Section 5, below, or has been specifically waived in writing by Lender; and

                  (3) Lender shall have received evidence reasonably satisfactory to Lender that the increase in the Revolving Commitment has been duly approved by Borrower, Ultimate Parent, and the Other Guarantors.

         5. Forbearance. Subject to the terms and conditions set forth in this Amendment and Borrower's and Guarantors' acknowledgments and agreements set forth above, and expressly conditioned upon the absence of any additional Events of Default, Lender agrees that Lender will forbear from demanding payment in full of the Obligations and forbear from exercising its rights and remedies under Section 9.1 of the Credit Agreement as a result of the Specific Event of Default for a period beginning on the date of this Amendment and ending on the earlier to occur of the following: (1) at 5:00 p.m., September 30, 2001; or (2) any occurrence of any Event of Default other than the Specific Event of Default or any re-occurrence of the Specific Event of Default after the date of this Amendment.

         6. Costs and Expenses. Borrower agrees to reimburse Lender for Lender's costs and expenses, including, but not limited to, reasonable attorneys' fees and legal expenses, incurred by Lender in connection with the preparation of this Amendment and in connection with the negotiation and consummation of the transaction contemplated hereby.

         7. The Credit Agreement. All references to the Credit Agreement in the Loan Documents shall be deemed to be the Credit Agreement, as modified hereby. Borrower expressly promises to perform all of its obligations under the Credit Agreement and other Loan Documents, as modified by this Amendment.

         8. Acknowledgments of Borrower and Ultimate Parent. Borrower and Ultimate Parent each hereby acknowledge and agree that (a) Lender is not in default in the performance of its obligations under the Loan Documents; (b) Borrower and Ultimate Parent have no claims, counterclaims, offsets, credits or defenses to the Loan Documents and the performance of their respective obligations thereunder, or if Borrower or Ultimate Parent have any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to


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the Loans and/or the Loan Documents, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Amendment;
(c) all of the provisions of the Loan Documents, except as amended hereby, are in full force and effect; and (d) upon the execution hereof, the Credit Agreement, the Notes, and the other Loan Documents, as amended herein, are not in default by Borrower or Ultimate Parent.

         9. Full Force and Effect. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement, the Notes, and all other Loan Documents are and shall remain in full force and effect and are incorporated herein by reference.

         10. Counterparts and Facsimile Signatures. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. Any party to this Amendment may indicate its intention to be bound by this Amendment by its signature to the signature page hereof and the delivery of the signature page hereof to the other party or its representatives by facsimile transmission or telecopy. The delivery of a party's signature page on the signature page hereof by facsimile transmission or telecopy shall have the same force and effect as if such party signed and delivered this Amendment in person.

         11. No Oral Agreements. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.



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         IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to
Credit Agreement as of the day and year first above written.

                                     LENDER:

                                     THE CHASE MANHATTAN BANK, formerly
                                     known as CHASE BANK OF TEXAS, N.A.,
                                     a New York state banking association



                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     BORROWER:

                                     TIDEL ENGINEERING, L.P.,
                                     a Delaware limited partnership

                                     By: Tidel Cash Systems, Inc., its sole
                                         general partner


                                     By:
                                        ----------------------------------------
                                        Mark K. Levenick,
                                        President and Chief Executive Officer

                                     ULTIMATE PARENT:

                                     TIDEL TECHNOLOGIES, INC.,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                        James T. Rash, Chief Executive Officer



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         By its execution below, each of Tidel Technologies, Inc., a Delaware corporation, Tidel Services Inc., a Delaware corporation, and Tidel Cash Systems, Inc., a Delaware corporation (each individually, a "Guarantor"), acknowledges and consents to all of the terms and conditions of this Amendment, and ratifies and confirms its respective Guaranty to and for the benefit of Lender. Each Guarantor acknowledges that such Guarantor has no claims, counterclaims, offsets, credits or defenses to the Loan Documents and the performance of its obligations thereunder, or if such Guarantor does have any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loans and/or the Loan Documents, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Amendment. Further, each Guarantor agrees that nothing contained in this Amendment shall adversely affect any right or remedy of Lender under its respective Guaranty and that with respect to such Guaranty, all references in such Guaranty to the "Obligations" shall mean the "Obligations", as amended by this Amendment; that the execution and delivery of this Amendment shall in no way change or modify such Guarantor's obligations as Guarantor pursuant to its Guaranty; and that the execution and delivery of any agreements by Borrower and Lender in connection with this Amendment shall not constitute a waiver by Lender of any of Lender's rights against any Guarantor.

                                     TIDEL TECHNOLOGIES, INC.,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                        James T. Rash,
                                        Chief Executive Officer


                                     TIDEL SERVICES, INC.,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                        Mark K. Levenick, President


                                     TIDEL CASH SYSTEMS, INC.,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                        Mark K. Levenick, President




FIFTH AMENDMENT - Page 6